As filed with the Securities and Exchange Commission on June 6, 2003.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ROPER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	51-0263969

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2160 SATELLITE BLVD., SUITE 200, DULUTH, GEORGIA	30097

(Address of Principal Executive Offices)	(Zip Code)

ROPER INDUSTRIES, INC. 2000 STOCK INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Martin S. Headley
Vice President and Chief Financial Officer
2160 Satellite Blvd., Suite 200
Duluth, Georgia 30097

(Name and Address of Agent For Service)

(770) 495-5100

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Gabriel Dumitrescu, Esq.
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., Suite 1600
Atlanta, Georgia 30303

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To Be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee

Common Stock, $.01 par value	1,500,000 (1)	$34.58 (2)	$51,870,000 (2)	$4,196.28
Preferred Stock Purchase Rights	1,500,000			(3)

(1)       Representing additional shares of the Registrant’s common stock, $.01 par value per share (the “Common Stock”), reserved for issuance in connection with the Registrant’s 2000 Stock Incentive Plan, as Amended.

(2)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by The New York Stock Exchange on May 30, 2003.

(3)       The Preferred Stock Purchase Rights will be attached to the shares of Common Stock being registered and will be issued for no additional consideration; therefore, no additional registration fee is required.

Incorporation by reference of contents of Registration Statement on Form S-8 (Reg. No. 333-35648).

      The contents of the Registration Statement on Form S-8 filed by the Registrant on April 26, 2000 relating to the Registrant’s 2000 Stock Incentive Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.     Exhibits.

      The following opinions and consents are filed with this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Explanation Concerning Absence of Current Consent of Arthur Andersen LLP.

23.3	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature pages to this Registration Statement).

99.1	Roper Industries, Inc. 2000 Stock Incentive Plan, as Amended (incorporated by reference to Annex B of the Registrant’s definitive Proxy Statement dated February 7, 2003).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Duluth, Georgia, on the 6th day of June 2003.

ROPER INDUSTRIES, INC.

By:	/s/ Brian D. Jellison

Brian D. Jellison President, Chief Executive Officer and Director

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian D. Jellison, Martin S. Headley, and Shanler D. Cronk, and any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Derrick N. Key Derrick N. Key	Chairman of the Board of Directors	June 6, 2003

/s/ Brian D. Jellison Brian D. Jellison	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2003

/s/ Martin S. Headley Martin S. Headley	Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2003

/s/ W. Lawrence Banks W. Lawrence Banks	Director	June 6, 2003

/s/ Donald G. Calder Donald G. Calder	Director	June 6, 2003

/s/ David W. Devonshire David W. Devonshire	Director	June 6, 2003

/s/ John F. Fort, III John F. Fort, III	Director	June 6, 2003

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director	June 6, 2003

/s/ Georg Graf Schall-Riaucour Georg Graf Schall-Riaucour	Director	June 6, 2003

/s/ Eriberto R. Scocimara Eriberto R. Scocimara	Director	June 6, 2003

/s/ Christopher Wright Christopher Wright	Director	June 6, 2003

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Explanation Concerning Absence of Current Consent of Arthur Andersen LLP.

23.3	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature pages to this Registration Statement).

99.1	Roper Industries, Inc. 2000 Stock Incentive Plan, as Amended (incorporated by reference to Annex B of the Registrant’s definitive Proxy Statement dated February 7, 2003).